Exhibit 1.1

AGENCY AGREEMENT

June 24, 2020

Paramount Nevada Gold Corp.

665 Anderson Street

Winnemucca, Nevada

89445

Attention:	Ms. Rachel Goldman, Chief Executive Officer

Dear Ms. Goldman:

Canaccord Genuity Corp. (“Canaccord Genuity”) and Cantor Fitzgerald Canada Corporation (“Cantor Fitzgerald” and together with Canaccord Genuity, the “Agents”) hereby agrees to offer for purchase and sale on a best efforts agency basis and Paramount Nevada Gold Corp. (the “Corporation”) agrees to issue and sell through the Agents 2,929,667 common stock (each, a “Offered Share”) at a price of $1.04 per Offered Share (the “Offering Price”) for aggregate minimum gross proceeds together with the Registered Direct Offering of US$3.0 million and aggregate maximum gross proceeds together with the Registered Direct Offering of up to US$5.0 million (the “Offering”).

The Corporation also proposes, subject to the terms and conditions stated in the subscription letters being entered into on or prior to the execution hereof (the “Subscription Letters”) with certain investors in the United States identified by the Corporation (collectively, the “Registered Direct Purchasers”), to issue and sell to the Registered Direct Purchasers an aggregate of 1,878,033 Common Shares (the “Registered Direct Shares”) at the Offering Price (the “Registered Direct Offering”). The Corporation has made and will make all offers and sales of the Registered Direct Shares, and no offers or sales of Registered Direct Shares have been made and will be made by the Agents. The Corporation shall effect and consummate the Registered Direct Offering pursuant to the Subscription Letters, in a manner exempt from any prospectus or offering memorandum filing or delivery requirements of applicable Canadian Securities Laws (as hereinafter defined), without the necessity of obtaining any order or ruling of the securities regulatory authorities in the Qualifying Jurisdictions (as hereinafter defined) and pursuant to the Registration Statement (as defined below) and the Prospectus (as defined below).

The Corporation has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-218295) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement and a preliminary prospectus supplement pursuant to Rule 424(b) under the Securities Act. Such registration statement, as amended (including any post effective amendments) has been declared effective by the Commission. Such registration statement, including amendments thereto (including post effective amendments thereto), the exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations, is herein called the “Registration Statement.” If the Corporation has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

In addition, the Corporation has filed under and as required by Canadian Securities Laws (as hereinafter defined) a preliminary short form prospectus with each of the Canadian Securities Commissions (as hereinafter defined) relating to the distribution of the Offered Shares (such short form prospectus, including the documents incorporated by reference, the “Canadian Preliminary Prospectus”) and has obtained a Passport Prospectus Receipt (as hereinafter defined) therefor.

The Corporation shall prepare and file forthwith with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Offered Shares and the Registered Direct Shares to a form of prospectus included in the Registration Statement. Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus,” and such final prospectus supplement as filed, along with the Base Prospectus, is hereinafter called the “Final Prospectus.” Such Final Prospectus and any preliminary prospectus supplement in the form in which they shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter called a “Prospectus.” Any reference herein to the Base Prospectus, the Final Prospectus or a Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system. All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”), that is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

The Corporation shall prepare and file forthwith after any comments with respect to the Canadian Preliminary Prospectus have been received from, and have been resolved with, the Ontario Securities Commission ( the “OSC”), and on a basis acceptable to the Agents, acting reasonably, and on the terms set out below, under and as required by Canadian Securities Laws with each of the Canadian Securities Commissions (as hereinafter defined) a (final) short form prospectus (such short form prospectus, including the documents incorporated by reference, the “Canadian Final Prospectus”) and all other required documents, including any document incorporated by reference therein that has not previously been filed, in order to qualify for distribution to the public the Offered Shares in the Canadian provinces of Ontario, Alberta, and British Columbia (together, the “Qualifying Jurisdictions”), through the Agents or any other investment dealer or broker registered to transact such business in the applicable Qualifying Jurisdictions contracting with the Agents and obtain a Passport Prospectus Receipt therefor no later than June 24, 2020 or such later date as may be agreed to by Canaccord Genuity, acting reasonably.

The Corporation and the Agents agree that any offers or sales of the Offered Shares in Canada will be conducted through the Agents, or one or more affiliates of the Agents, duly registered in compliance with applicable Canadian Securities Laws. The Corporation and the Agents further agree that none of the Offered Shares will be offered or sold in the United States, and that the Registered Direct Shares will be offered and sold only by the Corporation in the United States. This Agreement shall be subject to the following terms and conditions:

TERMS AND CONDITIONS

SECTION 1

Interpretation

Section 1 Definitions

Where used in this Agreement or in any amendment hereto, the following terms shall have the following meanings, respectively:

“Affiliate” has the meaning given to it in Rule 405 under the Securities Act;

“Applicable Securities Laws” means the U.S. Securities Laws and the Canadian Securities Laws;

“Applicable Time” means 7:30 A.M., Toronto time, on June 23, 2020 or such other time as agreed by the Corporation and the Agents;

“Business Day” means any day, other than a Saturday or Sunday, on which banks are open for business in New York, New York and Toronto, Ontario;

“Canadian Offering Documents” means each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, including the documents incorporated by reference;

“Canadian Preliminary Prospectus” means the Canadian Preliminary Prospectus, including the documents incorporated by reference and, subsequent to the filing of the Canadian Preliminary Prospectus, references to the “Canadian Preliminary Prospectus” shall mean the Canadian Preliminary Prospectus, as amended, including the documents incorporated by reference;

“Canadian Prospectus Amendment” means any amendment to the Canadian Preliminary Prospectus or the Canadian Final Prospectus, including the documents incorporated by reference;

“Canadian Securities Commissions” means the securities regulatory authorities in each of the Qualifying Jurisdictions;

“Canadian Securities Laws” means all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the securities regulatory authorities in the Qualifying Jurisdictions;

“Common Shares” means the shares of common stock, $0.01 par value per share, of the Corporation;

“DTC” means The Depository Trust Company;

“Final Prospectuses” means the Prospectus and the Canadian Final Prospectus;

“General Disclosure Package” means the Base Prospectus, the Prospectus most recently filed with the Commission before the time of this Agreement, including any preliminary prospectus supplement deemed to be a part thereof, each Issuer Free Writing Prospectus, and the description of the transaction provided by the Agents included on Schedule A.

“Governmental authority” means (i) any federal, provincial, state, local, municipal, national or foreign government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

“Grassy Mountain Title Opinion” means the opinion of Erwin & Thompson LLP dated September 29, 2017, as supplemented, addressed to the Agents, among others, given in respect of the ownership and good standing of mineral properties relating to the Grassy Mountain Project.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Offering of the Common Shares that (A) is required to be filed with the Commission by the Corporation, including any such issuer free writing prospectus that consists of any Canadian Offering Document, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Corporation’s records pursuant to Rule 433(g) under the Securities Act. For the avoidance of doubt, the term “Issuer Free Writing Prospectus” shall not include any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was prepared by the Agents or provided to any person by the Agents without the knowledge and consent of the Corporation;

“Law or Laws” means any and all laws, including all federal, provincial, state and local, municipal, national or foreign statutes, codes, ordinances, guidelines, decrees, rules, regulations and municipal by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any governmental authority, binding on or affecting the person referred to in the context in which the term is used and rules, regulations and policies of any stock exchange on which securities of the Corporation are listed for trading.

“Marketing materials” has the meaning given to it in NI 41-101;

“Material Adverse Effect” means a material adverse effect on the business, affairs, operations capital stock, operation, permits, contractual arrangements, assets, management, condition (financial or otherwise), business prospects, financial position, shareholders’ equity, results of operations, liabilities (absolute, accrued, contingent or otherwise) or properties of the Corporation and its Subsidiaries, taken as a whole, on the authority or ability of the Corporation to perform its obligations under this Agreement, or any of the Subscription Letters, or on the rights and remedies of the Agents under this Agreement, or any fact, event, or change that would result in any Offering Document (as hereinafter defined) or Registered Direct Offering Document (as hereinafter defined) containing a misrepresentation (as hereinafter defined).

“Material change” means a material change in or relating to the Corporation for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a change in or relating to the business, operations or capital of the Corporation and its Subsidiaries taken as a whole that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation and includes a decision to implement such a change made by the board of directors of the Corporation or by senior management who believe that confirmation of the decision by the board of directors of the Corporation is probable;

“Material Contracts” means all of the material contracts and agreements of the Corporation and of the Subsidiaries;

“Material fact” means a material fact for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a fact that would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation;

“Material Properties” means the Grassy Mountain Project and the Sleeper Gold Project;

“Material Subsidiaries” means New Sleeper Gold LLC, a Nevada limited liability company, and Calico Resources USA Corp., a Nevada corporation;

“Misrepresentation” means a misrepresentation for the purposes of the Applicable Securities Laws of an Offering Jurisdiction or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means: (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

“NI 43-101” means Canadian National Instrument 43-101 – Standards for Disclosure for Mineral Projects;

“NI 44-101” means Canadian National Instrument 44-101 – Short Form Prospectus Distributions;

“NI 51-102” means Canadian National Instrument 51-102 – Continuous Disclosure Obligations;

“NYSE American” means the NYSE American LLC;

“Offering Documents” means the U.S. Offering Documents and the Canadian Offering Documents;

“Offering Jurisdictions” means British Columbia, Alberta and Ontario;

“OSC” means the Ontario Securities Commission;

“Passport Prospectus Receipt” means the receipt issued by the OSC, which is deemed to also be a receipt of each of the other Qualifying Authorities pursuant to Multilateral Instrument 11-102 — Passport System and National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions, for the Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, as the case may be;

“Preliminary Prospectuses” means the U.S. preliminary prospectus supplement relating to this Offering and the Canadian Preliminary Prospectus;

“Qualifying Authorities” means the Canadian Securities Commissions;

“SEDAR” means the System for Electronic Document Analysis and Retrieval administered by the Canadian Securities Administrators;

“Subsidiaries” means, collectively, the Material Subsidiaries and Sleeper Mining Company, LLC; “U.S. GAAP” means United States Generally Accepted Accounting Principles;

“U.S. Offering Documents” means the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus;

“U.S. Securities Laws” means all applicable United States securities laws, including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder; and

“United States or U.S.” means the United States of America, its territories and possessions, and states of the United States and the District of Columbia.

(1)	Any reference in this Agreement to a Section or Subsection shall refer to a section or subsection of this Agreement.

(2)	All words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter

(3)	Any reference in this Agreement to “$” or to “dollars” shall refer to the lawful currency of the United States, unless otherwise specified.

(4)	Any reference in this Agreement to “including” means including but not limited to.

Section 2 Purchase, Sale and Delivery of Offered Shares

(1)

On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Agents hereby agrees to offer for purchase and sale on a best efforts agency basis and the Corporation agrees to issue and sell through the Agents the Offered Shares at the Offering Price.

(2)

The Offered Shares will be delivered by the Corporation to the Agents against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Corporation at the offices of Canaccord Genuity Corp., Brookfield Place, 161 Bay Street, Suite 3100, P.O. Box 516, Toronto, ON M5J 2S1, or such other location as may be mutually acceptable, at 8:00 a.m. (E.S.T.), June 30, 2020, or such other time on such date or another date as may be agreed upon in writing by the Corporation and the Agents pursuant to Rule 15c6-1(a) under the Exchange Act. The time and date of delivery of the Offered Shares is referred to herein as the “Closing Time”. If the Agents so elect, delivery of the Offered Shares shall be made by credit through full fast transfer to the account at the DTC designated by the Agents. The Registered Direct Shares will be delivered by the Corporation directly to the Registered Direct Purchasers and not to the Agents.

(3)

For purposes of this Section 2, the Agents shall be entitled to assume that the Offered Shares are qualified for distribution in any Qualifying Jurisdiction where a Passport Prospectus Receipt shall have been obtained following the filing of the Canadian Final Prospectus, unless otherwise notified in writing by the Corporation.

(4)

In consideration of the services rendered by the Agents in connection with the Offering, the Corporation shall pay to the Agents, at the Closing Time, a fee of 6.0% of the gross proceeds from the sale of the Offered Shares. Notwithstanding the foregoing, the Corporation shall only pay a fee of 3% of the gross proceeds of Offered Shares that are purchased by purchasers resident in the Qualifying Jurisdictions and identified by the Corporation to the Agents prior to the date of this Agreement.

(5)

The Agents shall be permitted to appoint additional investment dealers or brokers (each, a “Selling Firm”) as its agents in the Offering and the Agents may determine the remuneration payable to such Selling Firm. The Agents may offer the Offered Shares, directly and through Selling Firms or any affiliates of the Agents, in the Offering Jurisdictions for sale to the public only in accordance with Applicable Securities Laws and in any jurisdiction outside of the Offering Jurisdictions to purchasers permitted to purchase the Offered Shares in accordance with Applicable Securities Laws and applicable securities laws in such jurisdiction. The Agents shall be responsible for the compliance by any Selling Firm appointed by the Agents with the provisions of this Agreement. The Corporation and the Agents agree that, notwithstanding anything else in this Agreement, no Offered Shares will be sold in the United States. The Corporation shall issue and deliver the Registered Direct Shares to the Registered Direct Purchasers in the United States at the Closing Time.

Section 3 Due Diligence; Marketing Materials

(1)

During the period of the distribution of the Offered Shares, the Corporation shall cooperate in all respects with the Agents to allow and assist the Agents to participate fully in the preparation of, and allow the Agents to approve the form and content of, the Offering Documents and any Issuer Free Writing Prospectus and shall allow the Agents to conduct all “due diligence” investigations which the Agents may reasonably require to fulfil the Agents’ obligations under Applicable Securities Laws as agent and, in the case of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment, to enable the Agents or their affiliates responsibly to execute any certificates required to be executed by the Agents or such affiliates. In addition, subject to compliance with Applicable Securities Laws, during the period of the distribution of the Offered Shares and the Registered Direct Shares, the Corporation will promptly provide to the Agents drafts of any press releases of the Corporation for review by the Agents prior to issuance and shall obtain prior approval of the Agents as to the content and form of any press release relating to the Offering prior to issuance, such approval not to be unreasonably withheld or delayed.

(2)	The Corporation covenants and agrees not to provide any potential purchaser with any marketing materials.

Section 4 Material Changes

(1)

During the period from the date of this Agreement to the completion of the distribution of the Offered Shares and the Registered Direct Shares, the Corporation covenants and agrees with the Agents that it shall promptly notify the Agents in writing of:

(a)

any material change (actual, pending or, to the knowledge of the Corporation, threatened) in or relating to the business, affairs, operations, results of operating assets, liabilities (contingent or otherwise), capital stock or ownership of the Corporation and its Subsidiaries taken as a whole;

(b)

any material fact of which the Corporation has become aware and would have been required to have been stated in any of the Offering Documents had the fact arisen or been discovered on or prior to the date of such document;

(c)

the occurrence of any event of which the Corporation has become aware as a result of which (i) the Registration Statement as amended immediately prior to such occurrence, would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Prospectus or any Issuer Free Writing Prospectus, in each case as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading; or

(d)

any change in any material fact of which the Corporation has become aware (which for purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Canadian Offering Documents, as they exist immediately prior to such change, which fact or change is, or may reasonably be expected to be, of such a nature as to render any statement in such Canadian Offering Documents, as they exist taken together in their entirety immediately prior to such change, misleading or untrue in any material respect or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, containing a misrepresentation or which would result in the Canadian Offering Documents, as they exist immediately prior to such change, not complying with the laws of any Qualifying Jurisdiction in which the Offered Shares are to be offered for sale or which change would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation.

(2)

The Corporation shall, to the reasonable satisfaction of the Agents’ counsel, promptly comply with all applicable filing and other requirements under Applicable Securities Laws whether as a result of such change, material fact or otherwise; provided that the Corporation shall not file any document without first providing the Agents with a copy of such document and consulting with the Agents with respect to the form and content thereof and shall not file any document without the consent of the Agents, acting reasonably.

(3)

If during the distribution of the Offered Shares there is any change in any Applicable Securities Laws, which, in the reasonable opinion of the Agents, results in a requirement to file a Canadian Prospectus Amendment or prospectus supplement, the Corporation shall, to the reasonable satisfaction of the Agent’s counsel and subject to the proviso in clause (2) above, make any such filing under Applicable Securities Laws as soon as reasonably possible.

(4)

The Corporation shall in good faith discuss with the Agents any fact or change in circumstances (actual, pending or, to the knowledge of the Corporation, threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this Section 4.

(5)	During the period from the date of this Agreement to the completion of the distribution of the Offered Shares, the Corporation will notify the Agents promptly:

(a)	of any request by any Qualifying Authority or the Commission to amend or supplement the Offering Documents or for additional information;

(b)

of the suspension of the qualification of the Offered Shares for offering, sale or grant in any jurisdiction, or of any order suspending or preventing the use of the Offering Documents or the institution or, to the knowledge of the Corporation, threatening of any proceedings for any such purpose; or

(c)

of the issuance by any Qualifying Authority or the Commission or any stock exchange of any order having the effect of ceasing or suspending the distribution of the Offered Shares or the trading in any securities of the Corporation, or of the institution or, to the knowledge of the Corporation, threatening of any proceeding for any such purpose. The Corporation will use its reasonable best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the distribution of the Offered Shares or the trading in the shares of the Corporation and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(6)	The Agents shall advise the Corporation when the distribution of the Offered Shares is complete.

Section 5 Deliveries to the Agents

(1)	The Corporation shall deliver or cause to be delivered to the Agents, forthwith:

(a)	copies of the Canadian Preliminary Prospectus and the Canadian Final Prospectus duly signed as required by the laws of all of the Qualifying Jurisdictions;

(b)

to the extent not available on EDGAR, copies of the Registration Statement signed as required by the Securities Act and the rules and regulations of the Commission thereunder and any documents included as exhibits to any such registration statement; and

(c)	copies of any documents required to be filed under Section 4 hereof duly signed as required by the laws of all of the Qualifying Jurisdictions.

(2)

The Corporation shall cause to be delivered to the Agents such number of commercial copies as shall be requested thereby of the Final Prospectus, Canadian Preliminary Prospectus and the Canadian Final Prospectus, excluding in each case the documents incorporated by reference therein, in New York, Toronto and such other cities as shall be specified by the Agents. The Corporation agrees that such deliveries shall be effected as soon as possible and, in any event, in Toronto not later than 12:00 noon E.S.T. on the immediate next Business Day following the Corporation obtaining the Passport Prospectus Receipt for the Canadian Final Prospectus, and in all other cities by 12:00 noon local time, on the next Business Day. Such deliveries shall constitute the consent of the Corporation to the Agents’ use of the Final Prospectus, Canadian Preliminary Prospectus and the Canadian Final Prospectus for the distribution of the Offered Shares in the Qualifying Jurisdictions and the United States as applicable in compliance with the provisions of this Agreement and Applicable Securities Laws.

(3)

By the act of having delivered the Offering Documents to the Agents, the Corporation shall have represented and warranted to the Agents that all information and statements contained in such documents, at the respective dates of initial delivery thereof, comply with the Applicable Securities Laws and are true and correct in all material respects, and that such documents, at such dates, do not contain an untrue statement of a material fact or misrepresentation and do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Offering and the Registered Direct Offering as required by the Applicable Securities Laws.

(4)

The Corporation shall also have delivered or caused to be delivered to the Agents, concurrently with the execution of this Agreement, a “long form” comfort letter of MNP LLP, in form and substance satisfactory to the Agents, acting reasonably, addressed to the Agents, and the Board of Directors of the Corporation, with respect to certain financial and accounting information relating to the Corporation and its Subsidiaries and affiliates contained in the General Disclosure Package, which letter shall be in addition to the auditors’ report incorporated by reference in the Offering Documents.

Section 6 Regulatory Approvals

The Corporation shall on a timely basis make all necessary filings, obtain all necessary consents and approvals (if any) and pay all filing fees required to be paid in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Corporation shall comply with its obligations under Section 10(8).

Section 7 Representations and Warranties of the Corporation

The Corporation represents and warrants to the Agents and acknowledges that the Agents are relying upon such representations and warranties in entering into this Agreement as of the date hereof and as of the Closing Time, that:

(1)

The Corporation is duly incorporated, validly existing and in good standing under the corporate laws of Nevada, and no proceedings have been instituted or are pending for the dissolution or liquidation or winding-up of the Corporation.

(2)

All of the equity interests of each the Subsidiaries are directly or indirectly legally and beneficially owned by the Corporation, free and clear of all liens, charges and encumbrances of any kind whatsoever.

(3)	Other than the Material Subsidiaries, the Corporation has no material subsidiaries.

(4)

The Subsidiaries are the only subsidiaries of the Corporation and each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and no proceedings have been instituted or are pending for the dissolution or liquidation or winding-up of the Subsidiaries.

(5)

Each of the Registration Statement and any post-effective amendment thereto has been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Corporation’s knowledge, contemplated. The Corporation has complied with each request (if any) from the Commission for additional information.

(6)

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations. Each preliminary prospectus delivered by the Corporation to the Agents for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(7)

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

(8)

The interactive data in eXtensible Business Reporting Language (XBRL) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(9)

The Corporation was at the time of filing the Registration Statement, and remains, eligible to use Form S-3 under the Securities Act. The sale of the Offered Shares and the Registered Direct Shares hereunder complies with the requirements of General Instruction I.B.6 of Form S-3.

(10)

Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this Section 7(10)) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Corporation by the Agents expressly for use therein.

(11)

No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(12)

At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Corporation or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Offered Shares and the Registered Direct Shares and at the date hereof, the Corporation was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Corporation be considered an ineligible issuer.

(13)	The Corporation is an “emerging growth company” as defined in Section 2(a) of the Securities Act.

(14)

MNP LLP, which certified the financial statements and supporting schedules incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board.

(15)

The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Corporation at the dates indicated and its results of operations, shareholders’ equity and cash flows for the periods specified; said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act or the Rules and Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(16)

The Corporation is not and during the past three years neither the Corporation nor any predecessor was: (A) a “blank check company,” as defined in Rule 419(a)(2) under the Securities Act, (B) a “shell company,” as defined in Rule 405 under the Securities Act, or (C) an issuer for an offering of “penny stock,” as defined in Rule 3a51-1 under the Exchange Act.

(17)

The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the NYSE American. There is no action pending by the Corporation or, to the Corporation’s knowledge, the NYSE American or the Commission to delist the Common Shares from the NYSE American, nor has the Corporation received any notification that the NYSE American is contemplating terminating such listing. When issued, the Offered Shares and the Registered Direct Shares will be listed on the NYSE American.

(18)	No approval of the shareholders of the Corporation is required for purpose of, or in connection with, the Offering or the Registered Direct Offering pursuant to the rules of the NYSE American.

(19)

As at the date hereof, the Corporation is a “reporting issuer” in each of the Qualifying Jurisdictions within the meaning of the Canadian Securities Laws in such jurisdictions and is not currently in material default of any requirement of the Applicable Securities Laws and the Corporation is not included on a list of defaulting reporting issuers maintained by any of the Qualifying Authorities.

(20)

None of the Qualifying Authorities, the Commission, any other securities regulatory authority, any stock exchange nor any similar regulatory authority has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation or the use of any Offering Document, and no proceedings for such purposes have been instituted or are pending or, to the knowledge of the Corporation, are threatened.

(21)

The authorized capital of the Corporation consists of 50,000,000 Common Shares. All of the issued and outstanding Common Shares are fully paid and non-assessable and have been duly and validly authorized and issued in compliance with applicable Laws. The Offered Shares have been duly authorized for issuance and sale pursuant to this Agreement and the Registered Direct Shares have been duly authorized for issuance and sale pursuant to the Subscription Letters and when issued and delivered by the Corporation pursuant to this Agreement and the Subscription Letters, respectively, against payment of the consideration set forth herein and therein will be validly issued as fully paid and non-assessable Common Shares.

(22)

None of the reports and other documents previously published or filed by the Corporation with, or furnished by the Corporation to, the Qualifying Authorities and the Commission since January 1, 2018 (the “Continuous Disclosure Materials”) contains any misrepresentation, as of the date of the statements in the Continuous Disclosure Materials, and each of the Continuous Disclosure Materials was prepared in accordance with and complies in all material respects with Applicable Securities Laws and the Corporation has not failed to file, publish or furnish any report or other document required to be filed, published or furnished under Applicable Securities Laws.

(23)

No person, firm or corporation has any agreement, option, right or privilege, whether pre-emptive, contractual or otherwise, capable of becoming an agreement for the purchase, acquisition, subscription for or issuance of, any of the unissued shares of the Corporation or any of the Subsidiaries, or other securities convertible, exchangeable or exercisable for shares of the Corporation or any of the Subsidiaries.

(24)

Each of the Corporation and the Subsidiaries has the requisite corporate power or limited liability company power and capacity to own the assets owned by it and to carry on the business carried on by it, and each of the Corporation and the Subsidiaries holds all material licenses and permits that are required for carrying on its business in the manner in which such business has been carried on and is duly qualified to carry on business in all jurisdictions in which it carries on business.

(25)

The Corporation and the Material Subsidiaries, as applicable, have good title to the Material Properties, free and clear of all material liens, charges and encumbrances of any kind whatsoever other than the royalties set forth in the Offering Documents and encumbrances registered as security for such royalty obligations.

(26)

All material property, options, leases, concessions, claims or other, direct or indirect, interests in natural resource properties and surface rights for exploration and exploitation, extraction and other material mineral property rights in which the Corporation or Subsidiaries holds an interest or right (collectively, the “Property Rights”) are or will be completely and accurately described in the Preliminary Prospectuses and the Final Prospectuses and the Corporation or the Subsidiaries is the legal and beneficial owner of such Property Rights, and the Property Rights are in good standing and are valid and enforceable and are free and clear of any liens, charges or encumbrances of any kind whatsoever, except as disclosed in the Preliminary Prospectuses and the Final Prospectuses.

(27)

No material Property Rights, easements, rights of way, access rights (including any mineral, geothermal and water rights) other than the Property Rights are necessary for the conduct of the business of the Corporation and the Subsidiaries as currently being conducted, and there are no material restrictions on the ability of the Corporation or the Subsidiaries to use or otherwise exploit any such Property Rights, and there is no claim, or, to the knowledge of the Corporation, basis for a claim that may adversely affect such rights in any respects.

(28)

The Corporation and the Subsidiaries have all material licenses, registrations, qualifications, permits, consents and authorizations necessary for the conduct of the business of the Corporation and the Subsidiaries as currently conducted, and all such licenses, registrations, qualifications, permits, consents and authorizations are valid and subsisting and in good standing in all material respects.

(29)

There are no agreements, contracts, arrangements or understandings (written or oral) or other documents of the Corporation, or, to the knowledge of the Corporation, of any third party, required to be described in the Offering Documents which have not been described and/or filed as required pursuant to the U.S. Securities Laws, as applicable.

(30)

The Corporation has not granted to any person any pre-emptive rights, rights of first refusal, or any similar rights with respect to any Common Shares or other securities of the Corporation. Other than the Registered Direct Purchasers with respect to the Registered Direct Shares offered and sold pursuant to the Registered Direct Offering Documents, no person has the right, contractual or otherwise, to require the Corporation to register under the Securities Act or qualify for distribution under Canadian Securities Laws any Common Shares or other securities of the Corporation, or to include any such Common Shares or other securities in the Offering Documents, whether as a result of the filing of the Offering Documents (or the documents incorporated by reference) or the sale of the Offered Shares as contemplated thereby or otherwise.

(31)

All assessments or other work required to be performed in relation to the material mining claims and/or concessions and the mining rights with respect to the Material Properties in order to maintain the Corporation’s interest therein have been performed to date or the requisite payments in lieu thereof have been made to date, and the Corporation and the Subsidiaries have complied in all material respects with all applicable Laws in this connection as well as with regard to legal, contractual obligations to third parties in this connection, except for any non-compliance which would not either individually or in the aggregate have a Material Adverse Effect.

(32)

Other than the royalties set forth in the Offering Documents, the Corporation and the Subsidiaries do not have any responsibility or obligation to pay or have paid on its behalf any commission, royalty or similar payment to any person with respect to its Property Rights.

(33)

All of the technical information included or incorporated by reference in the Continuous Disclosure Materials, Canadian Offering Documents or any Issuer Free Writing Prospectus has been reviewed by a “qualified person” as required by NI 43-101.

(34)

The technical reports filed by the Corporation with the Canadian Securities Commission have been prepared in accordance with NI 43-101, and the Corporation has complied with, and is in compliance with, NI 43-101 in all material respects.

(35)

The information included in the Offering Documents and the technical reports and other documents incorporated by reference therein relating to the estimates by the Corporation and the Subsidiaries of mineral resources within the Material Properties has been reviewed and verified by a “qualified person” as required by NI 43-101; the information upon which such estimates of mineral resources were based, was, to the knowledge of the Corporation, at the time of delivery thereof, complete and accurate in all material respects, and there have been no material changes to such information since the date of delivery or preparation thereof.

(36)

Each of the Corporation and the Subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable Laws of each jurisdiction in which its business is carried on, is in compliance in all material respects with all terms and provisions of all contracts, agreements, indentures, leases, policies, instruments and licenses that are material to the conduct of its business, and all such contracts, agreements, indentures, leases, policies, instruments and licenses are valid and binding in accordance with their terms and in full force and effect, and no breach or default by the Corporation or the Subsidiaries, or event which with notice or lapse of time or both, could constitute a breach or default by the Corporation or the Subsidiaries, exists with respect thereto, which would, in any of the foregoing cases, either individually or in the aggregate result in a Material Adverse Effect.

(37)

The Corporation has all requisite corporate power and authority to enter into this Agreement and the Subscription Letters and to perform the transactions contemplated hereby and thereby, and the offer and sale by the Corporation of the Offered Shares and the Registered Direct Shares have been duly authorized by all necessary corporate action of the Corporation, and each of this Agreement and the Subscription Letters has been duly executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and except as limited by the application of equitable remedies which may be granted in the discretion of a court of competent jurisdiction and that enforcement of the rights to indemnity and contribution set out in this Agreement may be limited by applicable Law.

(38)

Neither the Corporation nor any of the Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any Material Contract. The execution, delivery and performance of this Agreement and the Subscription Letters and the consummation of the transactions contemplated herein and therein and the use of the proceeds from the sale of the Offered Shares and the Registered Direct Shares, and compliance by the Corporation with its obligations hereunder, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien upon any property or assets of the Corporation or any of the Subsidiaries pursuant to the Material Contracts, nor will such action result in any violation or conflict with the provisions of the organizational documents of the Corporation or any of the Subsidiaries or any existing applicable Law of any governmental authority having jurisdiction over the Corporation or any of the Subsidiaries or their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Corporation or any of the Subsidiaries.

(39)	Computershare Trust Company, N.A., through its offices in East Hartford, Connecticut, has been duly appointed as the registrar and transfer agent for the Common Shares.

(40)

The minute books and records of the Corporation made available to counsel for the Agents in connection with its due diligence investigation of the Corporation, as the case may be, to the date of this Agreement are all of the minute books and records of the Corporation and contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval or full execution) of the shareholders, the directors and all committees of directors of the Corporation and the Subsidiaries to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Corporation or the Material Subsidiaries to the date of this Agreement not reflected in such minute books and other records.

(41)

The Corporation maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act, has been designed by the Corporation’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, and is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and, if necessary, appropriate action is taken with respect to any difference, (v) material information relating to the Corporation and the Subsidiaries is made known to those responsible for the preparation of the financial statements during the period in which the financial statements have been prepared and that such material information is disclosed to the public within the time periods required by applicable Law, and (vi) all significant deficiencies and material weaknesses in the design or operation of such internal controls that could adversely affect any of the Corporation’s or the Subsidiaries’ ability to disclose to the public information required to be disclosed by them in accordance with applicable Law and all fraud, whether or not material, that involves management or employees that have a significant role in the Corporation’s or the Subsidiaries’ internal controls have been disclosed to the audit committee of the Corporation. Management of the Corporation assessed the Corporation’s internal control over financial reporting of the Corporation as of March 31, 2020 and concluded the Corporation’s internal control over financial reporting was effective as of such date. Since March 31, 2020, there has been no change in the Corporation’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Corporation’s internal control over financial reporting. The Corporation is not aware of any material weaknesses or significant deficiencies in its internal control over financial reporting.

(42)

The application of the proceeds received by the Corporation from the issuance, sale and delivery of the Offered Shares and the Registered Direct Shares as described in the Registration Statement, the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(43)

No forward-looking statement (within the meaning of Section 27A of the Securities Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed by the Corporation without a reasonable basis or has been disclosed by the Corporation other than in good faith.

(44)

There is and has been no failure on the part of the Corporation or, to the knowledge of the Corporation, any of the Corporation’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans.

(45)	There has been no change in accounting policies or practices of the Corporation on a consolidated basis, since March 31, 2020.

(46)

The audit committee of the Corporation is comprised and operates in accordance with the requirements of Rule 10A-3 under the Exchange Act, the listing rules of the NYSE American and National Instrument 52-110 – Audit Committees of the Qualifying Authorities, that are applicable to the Corporation.

(47)

Neither the Corporation nor any of its Subsidiaries is indebted or under any obligation to any of its respective directors, officers or shareholders, on any account whatsoever, other than for (i) payment of salary, directors’ fees, bonus and other employment or consulting compensation, (ii) reimbursement for expenses duly incurred in connection with the business of the Corporation, and (iii) other standard employee benefits made generally available to all employees.

(48)	The Corporation and the Subsidiaries have not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation whatsoever.

(49)

None of the directors, officers or shareholders of the Corporation or its Subsidiaries is indebted to or under any financial obligation to the Corporation or the Subsidiaries, on any account whatsoever.

(50)	There are no material liabilities of the Corporation, whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the financial statements.

(51)

Since March 31, 2020, there has not been any adverse material change of any kind whatsoever in the financial position or condition of the Corporation or its Subsidiaries or any damage, loss or other change of any kind whatsoever in circumstances materially affecting its business, affairs, capital stock, prospects or assets, or the right or capacity of the Corporation or its Subsidiaries to carry on its business, such business having been carried on in the ordinary course.

(52)

All contracts and agreements material to the Corporation and the Subsidiaries other than those entered into in the ordinary course of its business as presently conducted have been disclosed in the Preliminary Prospectuses and the Final Prospectuses, and neither the Corporation nor any of the Subsidiaries has approved or entered into any binding agreement in respect of, nor has any knowledge of, the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Corporation or the Subsidiaries, whether by asset sale, transfer of shares or otherwise, except as disclosed in the Preliminary Prospectuses and the Final Prospectuses.

(53)	There are no amendments to the Material Contracts that have been, are required to be or, to the knowledge of the Corporation or any of the Subsidiaries, are proposed to be, made.

(54)

All tax returns, reports, elections, remittances, filings, withholdings and payments of the Corporation and the Subsidiaries required by applicable laws to have been filed or made, have been filed or made (as the case may be) and are substantially true, complete and correct, and all taxes owing of the Corporation as at March 31, 2020 have been paid or accrued in the annual financial statements.

(55)

To the Corporation’s knowledge, no examination of any tax return of the Corporation or any of the Subsidiaries is currently in progress and there are no material issues or disputes outstanding with any governmental authority respecting any taxes that have been paid, or may be payable by the Corporation or any of the Subsidiaries. There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of taxes with respect to the Corporation or any of the Subsidiaries.

(56)

There are no material actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding or, to the Corporation’s knowledge, pending, threatened against or affecting the Corporation or any of the Subsidiaries or, to the Corporation’s knowledge, its directors or officers at law or in equity or before or by any governmental authority.

(57)

In connection with the ownership, use, maintenance or operation of its property and assets, none of the Corporation nor any of the Subsidiaries has any knowledge of a material violation of any applicable federal, provincial, state, municipal or local laws, by-laws, regulations, orders, policies, permits, licenses, certificates or approvals having the force of law, domestic or foreign, relating to environmental, health or safety matters or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “environmental laws”). Without limiting the generality of the foregoing:

(a)

each of the Corporation and the Subsidiaries has occupied its properties and has received, handled, used, stored, treated, shipped and disposed of all hazardous or toxic substances or wastes, pollutants or contaminants in material compliance with all applicable environmental laws and has received all permits, licenses or other approvals required of them under applicable environmental laws to conduct their respective businesses; and

(b)

there are no orders, rulings or directives issued against the Corporation or any of the Subsidiaries and, to the knowledge of the Corporation, there are no orders, rulings or directives pending or threatened against the Corporation or any of the Subsidiaries under or pursuant to any environmental laws requiring any work, repairs, construction or capital expenditures with respect to any property or assets of the Corporation.

(58)

No notice with respect to any of the matters referred to in the immediately preceding paragraph, including any alleged violations by the Corporation or any of the Subsidiaries with respect thereto has been received by the Corporation or any of the Subsidiaries and no writ, injunction, order or judgement is outstanding, and no legal proceeding under or pursuant to any environmental laws or relating to the ownership, use, maintenance or operation of the property and assets of the Corporation or any of the Subsidiaries is in progress, or, to the knowledge of the Corporation, threatened or pending, which could be expected to have a Material Adverse Effect, and, to the knowledge of the Corporation, there are no grounds or conditions which exist, on or under any property now or previously owned, operated or leased by the Corporation or any of the Subsidiaries, on which any such legal proceeding might be commenced.

(59)

None of the Corporation, the Subsidiaries nor, to the knowledge of the Corporation, any of their directors or officers is in breach or violation of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever where such breach or violation could have a Material Adverse Effect.

(60)

The auditors who audited the annual financial statements are and have been independent registered public accountants as required under Applicable Securities Laws and there has never been a “reportable event” (within the meaning of the Rules and Regulations and National Instrument 51-102 Continuous Disclosure Obligations) between the Corporation and such auditors nor has there been any event which has led any of the Corporation’s current auditors to threaten to resign as auditors.

(61)

Except as provided herein, there is no person, firm or corporation which has been engaged by the Corporation to act for the Corporation and which is entitled to any brokerage or finder’s fee in connection with this Agreement or the transactions contemplated hereunder. There is no person, firm or corporation which has been engaged by the Corporation to act for the Corporation and which is entitled to any brokerage or finder’s fee in connection with the Registered Direct Offering.

(62)

The operations of the Corporation are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any governmental authority or non-governmental authority involving the Corporation with respect to the Money Laundering Laws is to the knowledge of the Corporation pending or threatened.

(63)

No material labour dispute with the employees of the Corporation or the Subsidiaries currently exists or, to the knowledge of the Corporation or the Subsidiaries, is imminent and none of the Corporation nor the Subsidiaries is a party to any collective bargaining agreement, and, to the knowledge of the Corporation, no action has been taken or is contemplated to organize any employees of the Corporation or any of the Subsidiaries.

(64)

No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any governmental authority is necessary or required for the performance by the Corporation of its obligations hereunder, in connection with the Offering in the Qualifying Jurisdictions and the Registered Direct Offering in the United States, or the consummation of the transactions contemplated by this Agreement or the Subscription Letters, except filings with the NYSE American and the securing of their approval to the Offering and the Registered Direct Offering and the filing of the Preliminary Prospectuses and the Final Prospectuses and the issue of the Passport Prospectus Receipt or such as have been already obtained under Applicable Securities Laws.

(65)

All information and documentation concerning the Corporation and the Subsidiaries (including the Property Rights and Material Contracts), the Offered Shares and the Registered Direct Shares, and the Offering and the Registered Direct Offering, that has been provided to the Agents on their request by the Corporation in connection with this Agreement is accurate and complete in all material respects and does not contain any misrepresentations.

(a)

No action has been taken by any persons which would in any way limit, restrict or cause interference with any mineral exploration and development work which the Corporation currently proposes to carry out on the Material Properties.

(b)

None of the Corporation or any of its Subsidiaries and the businesses now run by the Corporation or any of its Subsidiaries, and none of the directors, officers, supervisors, managers, agents, employees or other persons associated with or acting on behalf of the Corporation or any of its Subsidiaries has, to their knowledge (i) made or authorized any contribution, payment or gift of funds, property or anything else of value to any official, employee or agent of any governmental authority in the United States or any other jurisdiction, (ii) used any corporate funds, or made any direct or indirect unlawful payment from corporate funds, to any foreign or domestic government official or employee or for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or the Corruption of Foreign Public Officials Act (Canada), including making any contribution to any candidate for public office, in either case, where either the payment or gift or the purpose of such contribution, payment or gift was or is prohibited under the foregoing or any other applicable Law; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(66)

None of the Corporation, any of its Subsidiaries or, to the knowledge of the Corporation, any director, officer, or employee of the Corporation or any of its Subsidiaries is currently subject to U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Corporation will not directly or indirectly use the proceeds of the Offering and the Registered Direct Offering or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(67)

The Corporation is eligible to file the Canadian Preliminary Prospectus and the Canadian Final Prospectus in each of the Qualifying Jurisdictions pursuant to applicable Canadian Securities Laws and on the date of and upon filing of the Canadian Final Prospectus there will be no documents required to be filed under the Canadian Securities Laws in connection with the offer and sale of the Offered Shares or the Registered Direct Shares that will not have been filed as required.

(68)

The auditors of the Corporation have not provided any material comments or recommendations to the Corporation regarding its accounting policies, internal control systems or other accounting or financial practices that have not been implemented by the Corporation.

(69)

The Corporation maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed so that information required to be disclosed by the Corporation in the reports that it files or submits under the Exchange Act is made known to the Corporation’s management and is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms; such disclosure controls and procedures were effective as of March 31, 2020.

(70)

Neither the Corporation nor any of the Subsidiaries, nor to the knowledge of the Corporation, any of the Corporation’s affiliates, has taken, nor will the Corporation, any Subsidiary or, to the knowledge of the Corporation, any such affiliate take, directly or indirectly, any action that has constituted, or that might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Corporation in connection with the Offering or the Registered Direct Offering to facilitate the sale or resale of the Offered Shares or the Registered Direct Shares.

(71)

The Corporation is not and, after giving effect to the Offering and the Registered Direct Offering and the application of the proceeds thereof as described in the Offering Documents and the Registered Direct Documents under the heading “Use of Proceeds,” will not be an “investment company,” required to be registered as an investment company, under the U.S. Investment Company Act of 1940, as amended.

(72)

The Canadian Preliminary Prospectus complied, as of the time of filing thereof, and all other Canadian Offering Documents as of the time of filing thereof will comply, in all material respects with the applicable requirements of Canadian Securities Laws; the Canadian Preliminary Prospectus, as of the time of filing thereof, did not, and all other Canadian Offering Documents, as of the time of filing thereof and as of the Closing Time, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Canadian Preliminary Prospectus, as of the time of filing thereof, constituted, and all other Canadian Offering Documents, as of the time of filing thereof and as of the Closing Time as the case may be, will constitute, full, true and plain disclosure of all material facts relating to the Offered Shares and to the Corporation.

(73)

The representations and warranties of the Corporation contained in this Section 7 of the Agreement shall be true at the Closing Time as though they were made at the Closing Time and they shall survive the completion of the transactions contemplated under this Agreement.

(74)

None of the Subscription Letters and other documentation concerning the Corporation and its Subsidiaries (including the Property Rights and Material Contracts), the Registered Direct Shares or the Registered Direct Offering (collectively, with the Subscription Letters, the “Registered Direct Documents”) that has been, or will be, provided or made available by or on behalf of the Corporation or any of its affiliates to any Registered Direct Purchaser conflicts with, or contains any material information not contained in, the Offering Documents or contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Except as set forth in the Subscription Letters, no documentation concerning the Corporation and its Subsidiaries (including the Property Rights and Material Contracts), the Registered Direct Shares or the Registered Direct Offering has been, or will be, provided or made available by or on behalf of the Corporation or any of its affiliates to any Registered Direct Purchaser.

Section 8 Representations, Warranties and Covenants of the Agents

(1)	Each Agent hereby severally, and not jointly, nor jointly and severally, on its behalf and, if any, represents and warrants to the Corporation that:

(a)	it is, and will remain so, until the completion of the Offering, appropriately registered under Applicable Securities Laws so as to permit it to lawfully fulfill its obligations hereunder; and

(b)	it has good and sufficient right and authority to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein.

Section 9 Indemnification

The Corporation agrees to indemnify and hold harmless to the maximum extent permitted by law, the Agents, their affiliates and their respective directors, officers, employees, partners, agents, advisors and shareholders (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”) from and against any and all losses, claims, actions, suits, proceedings, investigations, damages, liabilities or expenses of whatsoever nature or kind, including under statute or common law or otherwise (excluding loss of profits) whether joint or several, including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims, and the fees, disbursements and taxes of their counsel in connection with any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (each a “Claim” and, collectively, the “Claims”) to which an Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claim relates to, is caused by, results from, arises out of or is based upon, directly or indirectly, of professional services rendered under this Agreement whether performed before or after the execution of this Agreement by the Company, and to reimburse each Indemnified Party forthwith, upon demand, for any legal or other expenses reasonably incurred by such Indemnified Party in connection with any Claim.

If and to the extent that a court of competent jurisdiction, in a final non-appealable judgment in a proceeding in which an Indemnified Party is named as a party, determines that a Claim was caused by or resulted from an Indemnified Party’s gross negligence or fraudulent act, this indemnity shall cease to apply to such Indemnified Party in respect of such Claim and such Indemnified Party shall reimburse any funds advanced by the Corporation to the Indemnified Party pursuant to this indemnity in respect of such Claim. The Corporation agrees to waive any right the Corporation might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity.

If any Claim is brought against an Indemnified Party or an Indemnified Party has received notice of the commencement of any investigation in respect of which indemnity may be sought against the Corporation, the Indemnified Party will give the Corporation prompt written notice of any such Claim of which the Indemnified Party has knowledge and the Corporation will undertake the investigation and defence thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Parties affected and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve either the Corporation of its obligation of indemnification hereunder.

No admission of liability and no settlement, compromise or termination of any Claim, or investigation shall be made without the consent of the Corporation and the consent of the Indemnified Parties affected, such consents not to be unreasonably withheld or delayed. Notwithstanding that the Corporation will undertake the investigation and defence of any Claim, the Indemnified Parties will have the right to employ one separate counsel in each applicable jurisdiction with respect to such Claim and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Parties unless:

(a)	employment of such counsel has been authorized in writing by the Corporation;

(b)	the Corporation has not assumed the defence of the action within a reasonable period of time after receiving notice of the claim;

(c)

the named parties to any such claim include the Corporation, and any of the Indemnified Parties, and the Indemnified Parties shall have been advised by counsel to the Indemnified Parties that there may be a conflict of interest between the Corporation and any Indemnified Party; or

(d)	there are one or more defences available to the Indemnified Parties which are different from or in addition to those available to the Corporation, as the case may be;

in which case such fees and expenses of such counsel to the Indemnified Parties will be for the account of the Corporation. The rights accorded to the Indemnified Parties hereunder shall be in addition to any rights the Indemnified Parties may have at common law or otherwise.

Without limiting the generality of the foregoing, this Indemnity shall apply to all reasonable expenses (including legal expenses), losses, claims and liabilities that the Agents may incur as a result of any action, suit, proceeding or claim that may be threatened or brought against the Corporation.

If for any reason the foregoing indemnification is unavailable (other than in accordance with the terms hereof) to the Indemnified Parties (or any of them) or insufficient to hold them harmless, the Corporation agrees to contribute to the amount paid or payable by the Indemnified Parties as a result of such Claims in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation or the Corporation’s shareholders, and its constituencies on the one hand and the Indemnified Parties on the other, but also the relative fault of the parties and other equitable considerations which may be relevant. Notwithstanding the foregoing, the Corporation will in any event contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim any amount in excess of the fees actually received by the Indemnified Parties hereunder.

The Corporation hereby constitutes each of Canaccord Genuity and Cantor Fitzgerald, respectively, as trustee for each of their respective Indemnified Parties of the covenants of the Corporation under this indemnity with respect to such persons and each of Canaccord Genuity and Cantor Fitzgerald, respectively, agrees to accept such trust and to hold and enforce such covenants on behalf of such persons.

The Corporation agrees that, in any event, no Indemnified Party shall have any liability (either direct or indirect, in contract or tort or otherwise) to the Corporation, or any person asserting claims on their behalf or in right for or in connection with the Offering, except to the extent that any losses, expenses, claims, actions, damages or liabilities incurred by the Corporation are determined by a court of competent jurisdiction in a final judgment (in a proceeding in which an Indemnified Party is named as a party) that has become non-appealable to have resulted from gross negligence or fraudulent act of such Indemnified Party.

The Corporation agrees to reimburse each Indemnified Party monthly for the time spent by such Indemnified Parties in connection with any Claim at their normal per diem rates. The Corporation also agrees that if any action, suit, proceeding or claim shall be brought against, or an investigation commenced in respect of the Corporation and any of the Indemnified Parties and personnel of such Indemnified Parties shall be required to participate or respond in respect of or in connection with the Offering, each such Indemnified Party shall have the right to employ its own counsel in connection therewith and the Corporation will reimburse such Indemnified Party monthly for the time spent by its personnel in connection therewith at their normal per diem rates together with such disbursements and reasonable out-of-pocket expenses as may be incurred, including fees and disbursements of such Indemnified Party’s counsel.

The indemnity and contribution obligations of the Corporation shall be in addition to any liability which the Corporation may otherwise have to the Indemnified Parties, shall extend upon the same terms and conditions to the Indemnified Parties and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Corporation, and any Indemnified Party. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of the authorization given by this Agreement.

Section 10 Covenants of the Corporation

The Corporation covenants and agrees with the Agents that:

(1)

The Corporation will advise the Agents, promptly after receiving notice thereof, of the time when the Offering Documents have been filed and receipts, as applicable, therefor have been obtained and will provide evidence reasonably satisfactory to the Agents of each such filing and copies of such receipts.

(2)

The Corporation, subject to Section 10(2) hereof, will comply with the requirements of Rule 430B, and will notify the Agents promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall have been filed or been declared effective or any amendment or supplement to the Prospectus, any Issuer Free Writing Prospectus (including the Issuer Free Writing Prospectuses on Schedule B) shall have been filed or distributed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, including any request for information concerning any oral or written communication with potential investors and undertaken in reliance on Section 5(d) of the Securities Act, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus, or of the suspension of the qualification of the Offered Shares or the Registered Direct Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement, (v) of the occurrence of any event or development at any time when a prospectus relating to the Offered Shares or the Registered Direct Shares is (or, but for the exception afforded by Rule 172 of the Rules and Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Offered Shares or the Registered Direct Shares (the “Prospectus Delivery Period”) as a result of which the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package, any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) if the Corporation becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Offered Shares or the Registered Direct Shares. The Corporation will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such Prospectus. The Corporation will use commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus, the Prospectus or suspending any such qualification of the Offered Shares or the Registered Direct Shares and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(3)

The Corporation will comply with the Securities Act and the Rules and Regulations during the Prospectus Delivery Period so as to permit the completion of the distribution of the Offered Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or for the Corporation, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Corporation will promptly (A) give the Agents notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Corporation shall not file or use any such amendment or supplement to which the Agents or counsel for the Agents shall reasonably object unless the Corporation reasonably believes that the failure to file or use such amendment or supplement would constitute a violation of law or subject it to liability. The Corporation will furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request. The Corporation has given the Agents notice of any filings made pursuant to the Exchange Act within 48 hours prior to the Applicable Time; the Corporation will give the Agents notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Agents with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Agents or counsel for the Agents shall reasonably object unless the Corporation reasonably believes that the failure to file or use such amendment or supplement would constitute a violation of law or subject it to liability.

(4)

The Corporation has delivered to the Agents, without charge, as many copies of each Preliminary Prospectus as the Agents may reasonably request on behalf of the Agents, and the Corporation hereby consents to the use of such copies for purposes permitted by the Securities Act and Canadian Securities Laws. The Corporation will furnish to the Agents, without charge, during the period when a prospectus relating to the Offered Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Agents may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(5)

The Corporation will use the net proceeds received by it from the sale of the Offered Shares and the Registered Direct Shares in the manner specified in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Offering Documents under “Use of Proceeds.”

(6)

The Corporation, during the period when a Prospectus relating to the Offered Shares and the Registered Direct Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(7)

During a period of 90 days from the Closing Time (the “Lock-Up Period”), the Corporation will not, without the prior written consent of the Agents, not to be unreasonably withheld or delayed, issue or sell any equity securities of the Corporation or any securities convertible into, exchangeable for, exercisable to acquire or that may be substituted for equity securities of the Corporation or any of its subsidiaries. The foregoing sentence shall not apply to (A) the grant or exercise of incentive securities pursuant to existing securities-based compensation plans, (B) any Common Shares issued by the Corporation upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement (excluding exhibits thereto), the General Disclosure Package, the Prospectus and the Canadian Offering Documents, (C) any transaction with an arm’s length third party whereby the Corporation directly or indirectly acquires shares or assets of a business that does not result in a change of control of the Corporation; (D) the Offered Shares and Registered Direct Shares; or (E) any Common Shares issued in connection with the Corporation’s current at-the-market offering (the “ATM Offering”) provided that until the end of the 15th day period following the Closing Time, the Corporation may only sell Common Shares pursuant to the ATM Offering if the trading price of the Common Shares on the NYSE American is greater than or equal to 10% more than the Offering Price.

(8)

The Corporation shall cooperate with the Agents and counsel for the Agents to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) U.S. Securities Laws, Canadian Securities Laws, or other foreign laws of jurisdictions designated by the Agents, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Corporation shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any jurisdiction in which it is not presently qualified or where it would be subject to taxation as a foreign corporation (except service of process with respect to the offering and sale of the Offered Shares). The Corporation will advise the Agents promptly of the suspension of the qualification or registration of (or any exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Corporation shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(9)

Concurrently with the filing of the Final Prospectuses the Corporation shall also deliver or cause to be delivered to the Agents, concurrently with the execution of this Agreement, a “long form” comfort letter of MNP LLP, in form and substance satisfactory to the Agents, acting reasonably, addressed to the Agents, and the Board of Directors of the Corporation, with respect to certain financial and accounting information relating to the Corporation and its Subsidiaries and affiliates contained in the Final Prospectuses, which letter shall be in addition to the auditors’ report incorporated by reference in the Offering Documents.

Section 11 All Terms to be Conditions

The Corporation agrees that the conditions contained in this Agreement will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Corporation. Any breach or failure by the Corporation to comply with any of the conditions set out in this Agreement shall entitle the Agents to terminate their right to sell the Offered Shares, by written notice to that effect given to the Corporation at or prior to the Closing Time. It is understood that the Agents may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Agents in respect of any such terms and conditions or any other or subsequent breach or non-compliance; provided that to be binding on the Agents any such waiver or extension must be in writing and signed by the Agents.

Section 12 Termination by the Agent

(1)

In addition to any other remedies which may be available to the Agents, the Agents may terminate their obligations under this Agreement by delivering written notice to that effect to the Corporation at or prior to the Closing Time, if:

(a)

there shall have occurred any “material change” or change in any “material fact” (as such terms are defined under applicable Canadian Securities Laws), or there shall be discovered any previously undisclosed material change or material fact in relation to the Corporation which was required to be disclosed in the Corporation’s continuous disclosure record otherwise that could in the opinion of the Agents be expected to result in an adverse material change in relation to the Corporation and have a material adverse effect on the market price or value of the common shares of the Corporation;

(b)

any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the NYSE American or any securities regulatory authority (other than any such inquiry, action, suit, investigation or other proceeding or order relating solely to the Agents) involving the Corporation or any of its officers or directors or any law or regulation is enacted or proposed or changed that, in the opinion of the Agents, acting reasonably, operates to prevent or restrict the trading of the Corporation’s securities or materially and adversely affects or will materially and adversely affect the market price or value of the Corporation’s securities;

(c)

if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, any acts of terrorism or hostilities or escalation thereof or other calamity or crisis, or any law or regulation that, in the opinion of the Agents, acting reasonably, materially adversely affects, or would be expected to materially adversely affect, the financial markets, the business, operations or affairs of the Corporation or the market price or value of the Common Shares;

(d)

there is any material breach or failure by the Corporation to comply with any terms, conditions or covenants in the this Agreement, or in the event that any representation or warranty given by the Company in the Agency Agreement becomes false and is not rectified as at the Closing;

(e)	the state of the financial markets is such that, in the reasonably opinion of the Agents, the common shares cannot be profitably marketed; or

(f)

in the event that any due diligence reveals any material adverse information concerning the Corporation or its securities that has not been publicly disclosed, or such information otherwise comes to the attention of the Agents, if the representations and warranties of the Corporation are or become untrue or if any of the conditions set out in this Agreement are not fulfilled.

(2)

If this Agreement is terminated by the Agents pursuant to Section 12(1), there shall be no further liability on the part of the Agents to the Corporation or on the part of the Corporation to the Agents, except in respect of any liability which may have arisen or may thereafter arise after such termination in respect of acts or omissions prior to such termination.

Section 13 Conditions of Closing

(1)

The obligations of the Agents under this Agreement are subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement as of the date of this Agreement, the Closing Time and the performance by the Corporation of its obligations under this Agreement, and:

(a)	receipt by the Agents, at the Closing Time, as applicable, of:

(i)

a favorable legal opinion, dated the Closing Time, from Duane Morris LLP, the Corporation’s U.S. counsel, addressed to the Agents, and the Agents’ counsel, in form and substance satisfactory to the Agents and the Agents’ counsel;

(ii)

a favorable legal opinion, dated the Closing Time, from Gowling WLG (Canada) LLP, the Corporation’s Canadian counsel, as to matters of Canadian federal and provincial law, addressed to the Agents, and Agents’ counsel, in form and substance satisfactory to the Agents and the Agents’ counsel;

(iii)

an officer bring-down certificate dated the Closing Time signed by an authorized signatory of the Corporation addressed to the Agents and their legal counsel, in the form and content acceptable to the Agents, acting reasonably, that, to the best knowledge of such officer, the Corporation is not aware of any changes to underlying facts that would cause the Grassy Mountain Title Opinon to not continue to be accurate in all material respects;

(iv)

a certificate of the chief financial officer of the Corporation confirming that all requisite filings have been made and fees paid to maintain the status of the Grassy Mountain Project and Sleeper Gold Project, in form and substance acceptable to the Agents and Agents’ counsel, dated within one day of the Closing Time;

(v)	certificates or evidence of registration representing, in the aggregate, the Offered Shares in the name of DTC or its nominees or in such other name(s) as the Agents shall have directed;

(vi)

the auditor’s comfort letter dated the Closing Time, updating the comfort letter referred to in Section 10(9) above with such changes as may be necessary from the comfort letter delivered previously to bring the information therein forward to a date which is within two Business Days of the Closing Time;

(vii)	evidence satisfactory to the Agents that the Offered Shares shall have been listed and admitted and authorized for trading on the NYSE American, subject only to the official notice of issuance;

(viii)	evidence satisfactory to the Agents that FINRA shall not have raised any objection with respect to the fairness and reasonableness of the agency terms and arrangements of the Offering;

(ix)

at the Closing Time, a certificate of good standing for each of the Corporation and the Material Subsidiaries dated within one Business Day (or such earlier or later date as the Agents may accept) of the Closing Time;

(x)	such other documents as the Agents or counsel to the Agents may reasonably require; and

(b)

the Agents and their counsel shall have been provided with information and documentation reasonably requested relating to its due diligence inquiries and investigations and the Agents shall be satisfied, in its sole discretion, with the results of the due diligence inquiries and investigations;

(c)

all proceedings taken by the Corporation in connection with the issuance and sale of the Offered Shares and the Registered Direct Shares shall be satisfactory in form and substance to the Agents and counsel for the Agents, acting reasonably;

(d)	the Registered Direct Offering shall have been consummated;

(e)

at the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Agents shall have received a certificate of the Chief Executive Officer or the President of the Corporation and of the chief financial or chief accounting officer of the Corporation, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Corporation in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Corporation has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated, (v) the Corporation is a “reporting issuer” or its equivalent under the Canadian Securities Laws and eligible to use the Short Form Prospectus System under NI 44-101, and (vi) that, to the knowledge, information and belief of the persons signing such certificate, after having made reasonable inquiries, no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares has been issued and no proceedings for such purpose are pending or are contemplated or threatened.

If any condition specified in this Section 13 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agents by notice to the Corporation at any time at or prior to the Closing Time; provided, however, that the provisions of Sections 7, 9, 13, 16, 19 and 22 shall remain in full force and effect. No action taken pursuant to this Section 13 shall relieve the Corporation from liability, if any, in respect of any breach hereof or default hereunder.

Section 14 Information

(1)

The Corporation acknowledges that the Agents will be conducting a due diligence investigation of the Corporation’s business, properties, securities, management and affairs and the Corporation covenants that it will afford the Agents with access to the contracts, assets, commitments, corporate records and other documents that the Agents may reasonably request. The Corporation also covenants to use its best efforts to secure the cooperation of the Corporation’s professional advisors (including its legal advisors, independent engineers and auditors) and the Corporation consents to the use and the disclosure of information obtained during the course of the due diligence investigation (including during the due diligence conference call) where such disclosure is required by law or required by the Agents to maintain a defense to any regulatory or other civil action; and

(2)

The Agents will be entitled to rely on, and to assume, with no independent verification, the accuracy and completeness of all information furnished to them pursuant to this Section and the Agents will be under no obligation to verify, the accuracy or completeness of such information and under no circumstances will the Agents be liable to the Corporation for any damages arising out of the inaccuracy or incompleteness of any such information.

Section 15 Expenses

The Corporation will pay all expenses related to the Offering, whether or not the Offering is completed, including all fees and disbursements of its own legal counsel, expenses related to road shows and marketing activities, filing fees, the Agents’ reasonable out-of-pocket expenses and the reasonable fees and disbursements of Canadian and United States legal counsel to the Agents (the “Agents’ Expenses”), such legal fees not to exceed CAD$80,000 in the aggregate plus taxes and reasonable disbursements. Regardless of whether the transactions contemplated herein are completed or not, the Corporation will pay the Agents’ Expenses.

Section 16 No Advisory or Fiduciary Relationship

The Corporation acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the Offering Price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Corporation, on the one hand, and the Agents, on the other hand, (b) in connection with the Offering and the process leading to such transactions, the Agents are and have been acting solely as a principal and is not the agent or fiduciary of the Corporation or its shareholders, creditors, directors, officers, employees or any other party, (c) no Agents has assumed and will not assume an advisory or fiduciary responsibility in favour of the Corporation with respect to the Offering or the process leading thereto (irrespective of whether the Agents have advised or is currently advising the Corporation on other matters) and the Agents do not have any obligation to the Corporation with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation and other participants in the Offering, (e) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the Offering, and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate, and (f) the Agent has not acted in any capacity in the Registered Direct Offering.

Section 17 Notices

Any notice to be given hereunder shall be in writing and may be given by mail, facsimile or by hand delivery and shall, in the case of notice to the Corporation, be addressed and faxed or delivered to:

Paramount Gold Nevada Corp.

665 Anderson Street

Winnemucca, NV 89445

Fax No.:      (613) 226-5106

Attention:    Rachel Goldman

with a copy to (such copy not to constitute notice):

Duane Morris LLP

One Riverfront Plaza

1037 Raymond Blvd., Suite 1800

Newark, NJ 07102

Fax:             973.556.1417

Attention:    James T. Seery

with a copy to (such copy not to constitute notice):

Gowling WLG (Canada) LLP

550 Burrard Street

Suite 2300, Bentall 5

Vancouver, British Columbia V6C 2B5

Fax:             604.443.5627

Attention:    Brett Kagetsu

and in the case of the Agents, be addressed and faxed or delivered to:

Canaccord Genuity Corp.

Brookfield Place, 161 Bay Street

Suite 3100 P.O. Box 516

Toronto, Ontario M5J 2S1

Fax:             416.869.3876

Attention:    Tony Lesiak

with a copy to (such copy not to constitute notice):

Cantor Fitzgerald Canada Corporation

181 University Avenue, Suite 1500

Toronto, ON, M5H 3M7

Office: 416.849.5002

Fax:             416.350.2985

Attention:    Managing Director, Investment Banking

Email:          craig.warrent@cantor.com

with a copy to (such copy not to constitute notice):

Borden Ladner Gervais LLP

1200 Waterfront Centre

200 Burrard Street, PO Box 48600

Vancouver, British Columbia

Attention:    Stephen P. Robertson

Fax:             604.632.3473

The Corporation and the Agents may change their respective addresses for notice by notice given in the manner referred to above.

Section 18 Survival

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Corporation submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agents or their affiliates or selling agents, any person controlling the Agents, their officers and directors, or any person controlling the Corporation and (ii) delivery of and payment for the Offered Shares.

Section 19 Market Stabilization

In connection with the distribution of the Offered Shares, the Agents may effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market, but in each case as permitted by Applicable Securities Laws. Such stabilizing transactions, if any, may be discontinued by the Agents at any time.

Section 20 Entire Agreement

Any and all previous agreements with respect to the purchase and sale of the Offered Shares, whether written or oral, are terminated, and this Agreement constitutes the entire agreement between the Corporation and the Agents with respect to the purchase and sale of the Offered Shares.

Section 21 Governing Law

This Agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by, and construed in accordance with the laws of, the Province of Ontario and the federal laws of Canada applicable therein, and the parties hereto irrevocably submit to the jurisdiction of the courts of Ontario with respect to any dispute related to this Agreement.

Section 22 Partial Unenforceability

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 23 Effect of Headings

The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 24 Time of the Essence

Time shall be of the essence of this Agreement.

Section 25 Counterparts

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

REMAINDER OF PAGE INTENTIONALLY BLANK

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Corporation a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents and the Corporation in accordance with its terms.

Very truly yours,

PARAMOUNT GOLD NEVADA CORP.

By:	/s/ Rachel Goldman
Authorized Signatory
Name: Rachel Goldman
Title: Chief Executive Officer

CONFIRMED AND ACCEPTED,

as of the date first above written:

CANACCORD GENUITY CORP.

By:	/s/ Tony Lesiak
Name: Tony Lesiak
Title: Senior Advisor, Investment Banking

CANTOR FITZGERALD CANADA CORPORATION

By:	/s/ Christopher Craib
Name: Christopher Craib
Title: President and Chief Financial Officer

SCHEDULE A

None.

B-1

SCHEDULE B

ISSUER FREE WRITING PROSPECTUSES

1.	Canadian Preliminary Prospectus

2.	Canadian Final Prospectus

C-1